Exhibit 99.1

Turning Point Brands Announces Second Quarter 2024 Results

•	Q2 2024 Adjusted EBITDA of $27.0 million, up 7% over prior year
•	Zig-Zag and Stoker’s Products Net Sales for Q2 2024 Increased 13% Year-Over-Year
•	Company increases full-year 2024 adjusted EBITDA guidance to $98 to $102 million

LOUISVILLE, KY – August 1, 2024 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the second quarter ended June 30, 2024.

Q2 2024 vs. Q2 2023

•	Total consolidated net sales increased 2.8% to $108.5 million
o	Zig-Zag Products net sales increased 8.0%
o	Stoker’s Products net sales increased 18.5%
o	Creative Distribution Solutions net sales decreased 33.0%
•	Gross profit increased 2.6% to $53.8 million
•	Net income increased 31.0% to $13.0 million
•	Adjusted net income increased 12.2% to $17.2 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA increased 6.9% to $27.0 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.68 and Adjusted Diluted EPS of $0.89 compared to $0.53 and $0.79, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “We were pleased by our second quarter results. We achieved our highest quarterly EBITDA since the second quarter of 2021. We believe Zig-Zag is on a sustainable growth trajectory, and Stoker’s MST continues to grow market share. In addition, sales of FRE, our modern oral nicotine pouch, grew 76% sequentially as we continue to expand our national footprint.”

Zig-Zag Products Segment (47% of total net sales in the quarter)

For the second quarter, Zig-Zag Products net sales increased 8.0% to $50.5 million driven by solid performance in our North American Papers & Wraps businesses as well as solid growth in cigars.

For the quarter, the Zig-Zag Products segment gross profit increased 1.7% to $26.9 million. Gross margin declined 330 basis points to 53.2% driven primarily by product mix.

“We are encouraged by our Zig-Zag results for the quarter,” said Purdy. “Our ongoing initiatives continue to demonstrate progress toward sustainably growing the Zig-Zag brand.”

Stoker’s Products Segment (39% of total net sales in the quarter)

For the second quarter, Stoker’s Products net sales increased 18.5% to $42.7 million. The segment was driven by high teens growth from MST and triple-digit growth off of a low base for FRE, partially offset by low-single-digit decline in loose-leaf tobacco. For the second quarter, total Stoker’s Products segment volume increased 5.3%, while price / mix increased 13.2%.

For the quarter, the Stoker’s Products segment gross profit increased 17.8% to $23.5 million. Gross margin contracted 30 basis points to 55.0%.

Performance Measures in the Second Quarter

Second quarter consolidated selling, general and administrative (“SG&A”) expenses were $32.8 million compared to $31.9 million in the second quarter of 2023.

The second quarter SG&A included the following notable items:

•     $1.9 million of stock compensation expense compared to $2.1 million in the year-ago period; and
•     $1.0 million of FDA PMTA-related expenses for modern oral products compared to $0.7 million in the year-ago period.

Total gross debt as of June 30, 2024 was $368.5 million. Net debt (total gross debt less unrestricted cash) as of June 30, 2024 was $226.4 million. The Company ended the quarter with total liquidity of $201.0 million, comprised of $142.2 million in cash and $58.8 million of asset backed revolving credit facility capacity.

On July 15, 2024, the Company retired the remaining $118.5 million of its convertible notes outstanding with cash on hand. Pro forma for retirement of the convertible notes as of June 30, 2024, the Company had gross debt outstanding of $250.0 million and net debt of $226.4 million.

During the quarter, the Company re-purchased 34,350 shares of common stock at a cost of $1.0 million.

2024 Outlook

The Company is increasing its previous full-year 2024 adjusted EBITDA guidance from $95 to $100 million to $98 to $102 million, which excludes CDS.

Creative Distribution Solutions (“CDS”) (14% of total net sales in the quarter)

For the second quarter, CDS net sales were $15.3 million, gross profit was $3.4 million, and gross margin was 22.5%.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Thursday, August 1, 2024. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (888) 330-2502 (international participants should call (240) 789-2713 and follow the audio prompts after typing in the event ID: 6640134). A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 217,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.
ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended June 30,
	2024	2023

Net sales (1)	$108,512	$105,595
Cost of sales	54,671	53,117
Gross profit	53,841	52,478
Selling, general, and administrative expenses	32,753	31,933
Other operating income	(1,674)	-
Operating income	22,762	20,545
Interest expense, net	2,991	4,019
Investment loss	2,439	4,080
Gain on extinguishment of debt	-	(600)
Income before income taxes	17,332	13,046
Income tax expense	4,415	3,338
Consolidated net income	12,917	9,708
Net loss attributable to non-controlling interest	(87)	(217)
Net income attributable to Turning Point Brands, Inc.	$13,004	$9,925

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.74	$0.56
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.68	$0.53
Weighted average common shares outstanding:
Basic	17,656,732	17,584,241
Diluted	20,156,854	20,409,943

(1) Net sales include excise taxes billed to customers of $0.8 million and $1.2 million for the three months ended June 30, 2024 and 2023, respectively.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)
	June 30,	December 31,
ASSETS	2024	2023
Current assets:
Cash	$142,159	$117,886
Accounts receivable, net of allowances of $54 in 2024 and $78 in 2023	12,557	9,989
Inventories, net	102,333	98,960
Other current assets	32,688	40,781
Total current assets	289,737	267,616
Property, plant, and equipment, net	26,441	25,300
Deferred income taxes	1,177	1,468
Right of use assets	10,305	11,480
Deferred financing costs, net	2,145	2,450
Goodwill	136,307	136,250
Other intangible assets, net	79,393	80,942
Master Settlement Agreement (MSA) escrow deposits	28,407	28,684
Other assets	17,644	15,166
Total assets	$591,556	$569,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,919	$8,407
Accrued liabilities	30,428	33,635
Current portion of long-term debt	118,470	58,294
Total current liabilities	160,817	100,336
Notes payable and long-term debt	247,960	307,064
Lease liabilities	8,834	9,950
Total liabilities	417,611	417,350

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,126,521 issued shares and 17,703,166 outstanding shares at June 30, 2024, and 19,922,137 issued shares and 17,605,677 outstanding shares at December 31, 2023	201	199
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	121,948	119,075
Cost of repurchased common stock
(2,423,355 shares at June 30, 2024, and 2,316,460 shares at December 31, 2023)	(81,144)	(78,093)
Accumulated other comprehensive loss	(3,072)	(2,648)
Accumulated earnings	134,917	112,443
Non-controlling interest	1,095	1,030
Total stockholders’ equity	173,945	152,006
Total liabilities and stockholders’ equity	$591,556	$569,356

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$25,096	$17,050
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	-	(1,377)
Loss on sale of property, plant, and equipment	7	44
Loss on MSA investments	6	-
Depreciation and other amortization expense	1,916	1,535
Amortization of other intangible assets	1,559	1,542
Amortization of deferred financing costs	1,393	1,225
Deferred income tax expense	363	659
Stock compensation expense	3,951	2,836
Noncash lease income	(85)	(29)
Loss on investments	2,722	8,989
Changes in operating assets and liabilities:
Accounts receivable	(2,489)	456
Inventories	(3,218)	(5,146)
Other current assets	4,863	3,769
Other assets	(279)	(4,548)
Accounts payable	3,565	2,500
Accrued liabilities and other	(3,293)	(1,972)
Net cash provided by operating activities	$36,077	$27,533

Cash flows from investing activities:
Capital expenditures	$(2,858)	$(2,993)
Purchases of investments	(7,934)	-
Proceeds from sale of investments	3,314	-
Purchases of non-marketable equity investments	(500)	-
Restricted cash, MSA escrow deposits	4	-
Proceeds on the sale of property, plant and equipment	2	3
Net cash used in investing activities	$(7,972)	$(2,990)

Cash flows from financing activities:
Convertible Senior Notes repurchased	$-	$(27,357)
Proceeds from call options	-	70
Payment of financing costs	(133)	-
Payment of dividends	(2,407)	(2,209)
Exercise of options	900	406
Redemption of options	(4)	(346)
Redemption of restricted stock units	(840)	-
Redemption of performance based restricted stock units	(1,212)	(995)
Common stock repurchased	(3,051)	-
Net cash used in financing activities	$(6,747)	$(30,431)

Net increase (decrease) in cash	$21,358	$(5,888)
Effect of foreign currency translation on cash	$(76)	$(8)

Cash, beginning of period:
Unrestricted	$117,886	$106,403
Restricted	4,929	4,929
Total cash at beginning of period	$122,815	$111,332

Cash, end of period:
Unrestricted	$142,159	$100,507
Restricted	1,938	4,929
Total cash at end of period	$144,097	$105,436

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt,  income tax expense, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2024	2023
Net income attributable to Turning Point Brands, Inc.	$13,004	$9,925
Add:
Interest expense, net	2,991	4,019
Gain on extinguishment of debt	-	(600)
Income tax expense	4,415	3,338
Depreciation expense	891	759
Amortization expense	931	771
EBITDA	$22,232	$18,212
Components of Adjusted EBITDA
Corporate and CDS restructuring (a)	283	-
ERP/CRM (b)	489	138
Stock options, restricted stock, and incentives expense (c)	1,889	2,093
Transactional expenses and strategic initiatives (d)	97	82
FDA PMTA (e)	997	662
Non-cash asset impairment (f)	2,722	4,092
FET Refund (g)	(1,674)	-
Adjusted EBITDA	$27,035	$25,279

(a)	Represents costs associated with corporate and CDS restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)
Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”).  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(f)	Represents impairment of investment assets.
(g)	Represents a federal excise tax refund included in other operating income.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)

(unaudited)	Three Months Ended					Three Months Ended
	June 30, 2024					June 30, 2023
	Income before income taxes	Income tax expense (h)	Net loss attributable to non- controlling interest	Adjusted Net Income	Adjusted Diluted EPS	Income before income taxes	Income tax expense (h)	Net loss attributable to non- controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$17,332	$4,415	$(87)	$13,004	$0.68	$13,046	$3,338	$(217)	$9,925	$0.53
Gain on extinguishment of debt (a)	-	-	-	-	-	(600)	(154)	-	(446)	(0.02)
Corporate restructuring (b)	283	72	-	211	0.01	-	-	-	-	-
ERP/CRM (c)	489	125	-	364	0.02	138	35	-	103	0.01
Stock options, restricted stock, and incentives expense (d)	1,889	481	-	1,408	0.07	2,093	536	-	1,557	0.08
Transactional expenses and strategic initiatives (e)	97	25	-	72	0.00	82	21	-	61	0.00
FDA PMTA (f)	997	254	-	743	0.04	662	169	-	493	0.02
Non-cash asset impairment (g)	2,722	693	-	2,029	0.10	4,092	1,047	-	3,045	0.15
FET refund (i)	(1,674)	(426)	-	(1,248)	(0.06)	-	-	-	-	-
Tax benefit (j)	-	(577)	-	577	0.03	-	(560)	-	560	0.03
Adjusted Net Income and Adjusted Diluted EPS	$22,135	$5,062	$(87)	$17,160	$0.89	$19,513	$4,433	$(217)	$15,297	$0.79

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt.
(b)	Represents costs associated with corporate and CDS restructuring, including severance.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs.
(e)	Represents the fees incurred for transaction expenses.
(f)
Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”).  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(g)	Represents impairment of investment assets.
(h)	Income tax expense calculated using the effective tax rate for the quarter of 25.5% in 2024 and 25.6% in 2023.
(i)	Represents a federal excise tax refund included in other operating income.
(j)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2024 and 2023.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income (Loss) to Adjusted Operating Income (Loss)
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker’s Products		Creative Distribution Solutions
	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
	2024	2023	2024	2023	2024	2023	2024	2023

Net sales	$108,512	$105,595	$50,482	$46,722	$42,743	$36,056	$15,287	$22,817

Gross profit	$53,841	$52,478	$26,872	$26,422	$23,524	$19,968	$3,445	$6,088

Operating income (loss)	$22,762	$20,545	$18,260	$17,000	$17,862	$15,110	$(108)	$460
Adjustments:
Corporate restructuring	283	-	-	-	-	-	-	-
ERP/CRM	489	138	-	-	-	-	-	-
Transactional expenses and strategic initiatives	97	82	-	-	-	-	-	-
FDA PMTA	997	662	-	-	-	-	-	-
FET refund	(1,674)	-	(1,674)	-	-	-	-	-
Adjusted operating income (loss)	$22,954	$21,427	$16,586	$17,000	$17,862	$15,110	$(108)	$460

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238